Exhibit 99.1

PRESS RELEASE

Biofrontera Inc. Announces Preliminary Revenue for the

Fourth Quarter and Full Year 2021

WOBURN, Mass., January 13, 2022 – Biofrontera Inc. (Nasdaq: BFRI) (the “Company”), a biopharmaceutical company specializing in the commercialization of dermatological products, today announced preliminary, unaudited revenue for the quarter and full year ended December 31, 2021.

Revenue for the fourth quarter of 2021 is anticipated to be in the range of approximately $9.1 million to $9.2 million, an increase of approximately 7% over the same quarter last year.

Revenue for the full year 2021 is anticipated to be in the range of $24.1 million to $24.2 million, an increase of approximately 27% over full year 2020.

“I am proud of the hard work by our sales teams across the country. Our team has performed well during the fourth quarter, with revenue meeting our expectations,” said Erica Monaco, CEO of Biofrontera Inc. “Our performance is a testament to the strong market positioning of our portfolio products. Despite the ongoing challenges due to the COVID-19 pandemic, we have achieved a return to topline growth in 2021. We are excited about the opportunities ahead to continue building long-term value for our shareholders.”

The preliminary unaudited revenue results described in this press release are estimates only and are based only on currently available information. Our final revenue results upon completion of our closing procedures may vary from the preliminary revenue estimates. We expect to issue our full audited financial results for the fourth quarter and fiscal year 2021 in March 2022.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com.

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Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, the Company’s estimated revenue for the fourth quarter and year ended December 31, 2021, the performance of the Company’s sales team, the strength of the Company’s portfolio and statements relating to the future performance of the Company and opportunities for growth. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, including, but not limited to, the impact of extraordinary external events, such as the current COVID-19 pandemic and its evolving nature; any changes in the Company’s relationship with its licensors; the outcome of the Company’s litigation with DUSA Pharmaceuticals, Inc.,; the Company’s ability to achieve and sustain profitability; whether the current disruptions in the supply chain will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials; whether results of the studies described above will be indicative of results for any future clinical trials and studies of Ameluz® in combination with BF-RhodoLED®; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with RhodoLED® lamps is consistent with the Company’s expectations; whether the Company will be able to successfully transition to a public company operating independently of Biofrontera AG; the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Contacts

Biofrontera Inc.

Pamela Keck

+1 781 486 1539

us-ir@biofrontera.com

LHA Investor Relations

Tirth T. Patel

+1 212 201 6614

tpatel@lhai.com

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